EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Stage Stores, Inc. of our report dated March 12, 1997 relating to the consolidated financial statements of Stage Stores, Inc., which appears in such Prospectus.

PRICE WATERHOUSE LLP

Houston, Texas
July 31, 1997